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                                                                   EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of the Effective Date specified below (this "Agreement") by and between Janus Capital Group Inc., a Delaware corporation (the "Company") and Gary Black (the "Executive").

         1. Effective Date. The "Effective Date" shall mean the date, to be mutually agreed upon by the parties, when Executive commences employment with the Company.

         2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to commence and then remain in the employ of the Company, on the terms and subject to the conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Initial Period"). Following the Initial Period, this Agreement shall automatically renew for one-year periods ("Renewal Period"), unless either party gives notice of non-renewal at least 90 days prior to the end of the Initial Period or any Renewal Period, as applicable. For purposes of this Agreement, the "Employment Period" shall include the Initial Period and any subsequent Renewal Period.

         3.       Terms of Employment.

                  (a)      Position and Duties.

                           (i)      During the Employment Period the Executive
shall serve as the Company's President and Chief Investment Officer, with duties, authorities and responsibilities commensurate with such titles and offices. The Executive shall report directly to the Company's Chief Executive Officer ("CEO"), and shall be a member of the Company's senior-most management body (other than the Company's Board of Directors (the "Board")), which as of the Effective Date was the Company's Management Committee ("MC"). Nothing in this Agreement shall preclude Executive's future service on the Board, if duly nominated and elected.

                           (ii)     During the Employment Period, and excluding
any periods of disability and vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the Executive's responsibilities hereunder, to use the Executive's reasonable best efforts to perform such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to: (A) serve on corporate, civic or charitable boards or committees; (B) deliver lectures, fulfill speaking engagements or teach at educational institutions; and (C) manage personal investments; all so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement; and, in the case of Executive's management of his personal investments, so long as all such personal investment management activities comply with the Company's personal trading policies and, otherwise, with applicable law.


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                  (b)      Compensation.

                           (i)      Base Salary.  During the Employment Period,
the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $500,000. The Annual Base Salary shall be reviewed by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") no less frequently than annually and may be increased (but not decreased) at the discretion of the Committee or the Board. If the Executive's Annual Base Salary is increased, the increased amount shall be the Annual Base Salary for the remainder of the Employment Period, and shall be reviewed by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") no less frequently than annually and may be increased (but not decreased) at the discretion of the Committee or the Board. The Annual Base Salary shall be payable in installments, consistent with the Company's payroll procedures in effect from time to time, provided that such installments shall be no less frequent than monthly.

                           (ii)     Annual Bonus.  In addition to the Annual
Base Salary, the Executive shall be eligible to earn, for each calendar year ending during the Employment Period, an annual bonus (an "Annual Bonus") on terms and conditions, including performance goals, as set forth in the Executive Bonus Plan (the "Bonus Plan") approved by the Company's Compensation Committee at periodic meetings of that Committee. As approved by the Compensation Committee, the Annual Bonus is performance driven. Depending upon the performance of these Company factors, and the application of a 33.3% negative discretionary factor available to the Compensation Committee, the Annual Bonus can range from a low of $0 to a high of $4,000,000. The Committee shall annually certify, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), whether the Executive has met the performance goals necessary for the payment of an Annual Bonus and in the amount calculated under the Executive Bonus Plan. Subject to Paragraph 3(b)(xvi), below, for his work in each of the calendar years 2004 and 2005, Executive's Annual Bonus shall be no less than $4,000,000 (which awards shall be made in 2005 and 2006, respectively, on the same grant schedule that applies to other Peer Executives). With respect to the bonus payable for 2004 and 2005, the negative discretionary factor, if any, otherwise applicable to bonus payouts to other members of the MC (the "Peer Executives") shall not be applied to reduce Executive's bonus payout.

                           (iii)    Long-Term Incentive Compensation.  At the
discretion of the Committee, the Executive shall be entitled to participate in the Company's long term incentive ("LTI") compensation arrangements on terms and conditions no less favorable than the terms and conditions generally applicable to Peer Executives, as in effect from time to time. LTI awards may in the Company's discretion be granted in the form of stock options, restricted stock, stock units, Janus fund units, or any combination thereof. Subject to Paragraph 3(b)(xvi), below, for his work in each of the calendar years 2004 and 2005, his awards shall be payable on dates in 2005 and 2006, respectively, when such payments are customarily made to other Peer Executives, and in those years Executive's LTI award shall be valued at no less than $2 million.

                           (iv)     Special Restricted Stock Award.  On the
Effective Date or as soon thereafter as is practicable (the "Stock Grant Date"), the Company shall grant Executive a


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one-time initial allocation of Janus Capital Group ("JNS") restricted stock (the
"Restricted Stock Grant") valued at $4.7 million, based upon the fair market price of JNS on the Stock Grant Date, which fair market value is defined under the Company's Long Term Incentive Plan as the average of the high and low trading price of JGC stock on the New York Stock Exchange ("NYSE") on the date of the grant. Subject to Paragraph 3(b)(xvi), one-third (33.3%) of the Restricted Stock Grant shall vest each year upon the satisfaction of the Performance Criteria established by the Company as specified in Paragraph 3(b)(xvi), below, as calculated on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, all in accordance with the terms and conditions set forth in separate documents evidencing and underlying the grant, including without limitation the LTI Plan and Executive's restricted stock award agreement, and shall in all respects be subject to such terms and conditions, except as expressly modified by this Agreement.

                           (v)      Non-Qualified Stock Option Award.

                                    (A)     On the Effective Date or as soon
thereafter as is practicable (the "Option Grant Date"), the Company shall grant Executive a one-time Non-Qualified Stock Option Award consisting of an option to purchase JNS stock (the "Initial Option"). The Initial Option shall be valued at $8 million, calculated using the methodology applicable generally to stock option grants made by the Company to Peer Executives. The Initial Option shall have an exercise price equal to the fair market value of JNS Stock on the day of the grant, which fair market value is defined under the Company's Long Term Incentive Plan as the average of the high and low trading price of JGC stock on the NYSE on the date of the grant. The Initial Option shall vest over three years, in equal installments on December 31, 2004, December 31, 2005 and December 31, 2006, and otherwise in accordance with the terms and conditions set forth in separate documents evidencing and underlying the grant (so that the grant is fully vested no later than December 31, 2006), including without limitation the LTI Plan and Executive's nonqualified stock option award agreement. The Initial Option shall in all respects be subject to such terms and conditions unless such terms and conditions are expressly modified by this Agreement. For clarity and notwithstanding any other provision of this Agreement this Agreement shall not be construed or applied so as to give Executive more time to exercise any vested stock option, following the termination of his employment, than the period specified in the separate documents evidencing and underlying the grant for the exercise of any such stock option.

                                    (B)     In the event that ninety (90) days
after the Option Grant Date the ("Provisional Period"), the fair market value of the Company's common stock is at least ten percent (10%) lower than the fair market value on the Option Grant Date, and, in the reasonable opinion of the Compensation Committee, the decline in fair market value during the Provisional Period is attributable primarily to causes, events, conditions or circumstances that existed prior to the Effective Date of this Agreement, then the Company shall grant Executive an additional non-qualified stock option to purchase JNS stock (the "Supplemental Option"). The Supplemental Option shall be valued at a sum that in the reasonable opinion of the Compensation Committee is adequate to compensate Executive for the diminution in the value of the Initial Option during the Provisional Period, and shall be subject to the same terms and conditions as the Initial Option.


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                           (vi)     Management Incentive Mutual Fund Share
Award. On the Effective Date or as soon thereafter as is practicable, the Company shall grant Executive a one-time Management Incentive Mutual Fund Share Award (the "Share Award") with a gross value of $2 million that will be deferred into a Janus-family mutual fund account under a Compensation Committee-approved deferred compensation plan, to be invested in such Janus-branded mutual fund(s) as Executive directs (subject to the terms of the applicable prospectus(es) and Company policies governing personal investment activities). Until the Share Award is vested, Executive shall have the right to self-direct the investment of the funds comprising the Share Award and any appreciation thereon among Janus-branded mutual fund(s) of Executive's choosing, subject only to applicable law, fund prospectus terms and Company policies governing personal investment activities, but shall not have the right to redeem, transfer or encumber the mutual fund shares comprising the Share Award or any appreciation thereon. Subject to Paragraph 3(b)(xvi), one-third of the Share Award (together with any appreciation thereon) shall vest each year upon satisfaction of the Performance Criteria as will be established by the Company as specified in Paragraph 3(b)(xvi), below, as calculated on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, at which time the Executive shall have the right to redeem, transfer out of the Company Funds, or otherwise encumber or utilize the vested portion of the Share Award in his sole discretion and subject only to applicable law, fund prospectus terms and Company policies governing personal investment activities. Except in circumstances to which Executive is entitled to accelerated vesting under Paragraph 4(f)(iii)(C) or Paragraph 5(c)(iii) this Agreement, below, any unvested Share Award shall be forfeited upon the termination of Executive's employment.

                           (vii)    Fund Performance Incentive.  The Executive
shall be eligible to receive a special one-time fund performance incentive award (a "Fund Performance Award") based on the average asset-weighted performance of all branded funds, institutional separate accounts, sub-advised funds and commingled pools managed or advised by the Company or its affiliates (collectively, "Company Funds") during the two and three-fourths year period beginning April 1, 2004, and ending on December 31, 2006 (the "Performance Measurement Period"), as well as the performance, during the Performance Measurement Period, of the Janus Fund, Janus Twenty Fund and Janus Worldwide Fund (such three funds to be collectively referred to as the "Flagship Funds"), as follows:

                                    (A)     If during the Performance
Measurement Period the asset-weighted average performance of all Company Funds exceeds the 40th percentile as compared to peer-group funds, measured by Lipper; and if the at the end of the Performance Measurement Period the then-current performance of one, two or three of the Flagship Funds exceeds the 40th percentile as compared to peer-group funds, measured by Lipper; and if Executive remains actively employed by the Company as of the end of the Performance Measurement Period, then the Company shall grant the Executive a Fund Performance Award in the following amount: (x) if at the end of the Performance Management Period one Flagship Fund's then-current performance meets or exceeds the 40th percentile, then the Fund Performance Award shall be valued at $2 million; and (y) if at the end of the Performance Management Period two Flagship Funds' then-current performance meets or exceeds the 40th percentile, then the Fund


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Performance Award shall be valued at $4 million; and (z) if at the end of the
Performance Management Period three Flagship Funds' then-current performance meets or exceeds the 40th percentile, then the Fund Performance Award shall be valued at $6 million. Without limiting the foregoing and for purposes of illustration only, if the asset-weighted average performance of all Company Funds during the Performance Measurement Period is in the 23rd percentile, the performance of the Janus Fund at the end of the Performance Measurement Period is in the 21st percentile and the performance of the remaining two Flagship Funds at the end of the Performance Management Period is below the 40th percentile, then the Executive's Fund Performance Incentive would have a value of $2 million, whereas if the asset-weighted average performance of all Company Funds during the Performance Measurement Period is in the 31st percentile, but the performance, at the end of the Performance Management Period, of each of the three Flagship Funds is not at least in the 40th percentile, then Executive would be entitled to no Fund Performance Incentive. No Fund Performance Incentive shall be payable unless each and every condition of this Paragraph is fully met. Without limiting the generality of the foregoing, no pro rata or partial Fund Performance Award shall be payable under any circumstances. For clarity, as used in this Agreement: percentile references for the Company Funds generally shall be computed on an asset-weighted basis across all Company Funds; and shall refer to the top, not bottom percentile, so, for example, performance in the 40th percentile refers to performance in the top 40 percent.

                                    (B)     Any Fund Performance Award shall be
made in the form of shares in Janus-branded mutual fund(s), issued as follows. The Company shall issue a payroll payment to Executive in the gross amount of the Fund Performance Incentive earned by Executive, withhold required taxes, and deposit the after-tax remainder in such Janus-branded mutual fund(s) as Executive directs (subject to applicable law, the terms of the applicable prospectus(es) and Company policies governing personal investment activities). The Fund Performance Award shall be fully vested as of the date of the award but shall be subject to a two-year holding period (which two year holding period shall exist only if the Executive is employed by the Company during that two year period) during which, subject to applicable law, fund prospectus terms and written Company policies concerning personal investment activities, the Executive shall have the right to self-direct the investment of the shares comprising the Fund Incentive Award and any appreciation thereon among Janus-branded mutual fund(s) of Executive's choosing, subject only to applicable law, fund prospectus terms and Company policies governing personal investment activities, but shall not have the right to redeem or otherwise withdraw or transfer the shares comprising the Fund Incentive Award or any appreciation or derivative thereof. If the Executive is no longer employed by the Company at the beginning of, or during the two year holding period, such restrictions shall not apply.

                          (viii)    Apartment. During the Employment Period, the
Company shall pay reasonable expenses associated with Executive's leasing and occupancy of an apartment in the Denver, Colorado metropolitan area.

                          (ix)      Office and Executive Assistant. During the
Employment Period, the Company shall pay reasonable expenses associated with Executive's maintenance of an office and employment of an executive assistant in the New York metropolitan area.


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                          (x)       Incentive, Savings and Retirement Plans.
During the Employment Period, the Executive shall be entitled to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives.

                          (xi)      Welfare Benefit Plans. During the Employment
Period, the Executive and the Executive's spouse and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) on terms and conditions no less favorable than the terms and conditions generally applicable to the Peer Executives. Following the Employment Period, the Executive and the Executive's spouse and dependents, shall be eligible for participation in, and shall receive all benefits under the Company's or its affiliates' Health Benefits For Retirees plan, unless such plan is modified or terminated by the Company with respect to the Peer Executives.

                          (xii)     Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's most favorable policies, practices and procedures in effect for Peer Executives.

                          (xiii)    Fringe Benefits.  During the Employment
Period, the Executive shall be entitled to fringe benefits on the same basis as those provided generally at any time thereafter to the Peer Executives. Without limitation, such benefits shall include periodic use of the Company's corporate jet for business purposes, in accordance with the Company's policies and practices.

                          (xiv)     Vacation. During the Employment Period, the
Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect for the Peer Executives, but in no event less than four weeks.

                          (xv)      Relocation Benefit. If Executive notifies
the Company in writing of his intention to relocate his primary personal residence to the Denver, Colorado metropolitan area during the Employment Period in connection with is employment by the Company, Executive shall be eligible for a relocation benefit under the Company's executive relocation program.

                          (xvi)      Section 162(m) Performance Criteria. The
Parties acknowledge and agree that compensation payable to Executive under this Agreement, including without limitation cash (other than base pay), the Restricted Stock Grant and Share Award, shall be subject to and conditioned upon such terms and conditions as are required to obtain full deductibility under
Section 162(m) of the Internal Revenue Code, including without limitation the establishment, and Executive's attainment of, performance-based benchmarks (the "Performance Criteria"). The Performance Criteria for 2004 shall be established in the reasonable discretion of


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the Compensation Committee after consultation with Executive, and for following years, the Performance Criteria shall be established in the reasonable discretion of the Compensation Committee after consultation with Executive, and shall be provided, during the first quarter of each year following calendar year 2004.

                          (xvii)     Satisfaction of Withholding Requirements.
All grants and payments to Executive under this Agreement are subject to and conditioned upon satisfaction of all applicable tax withholding requirements. The Executive agrees to use his best efforts to ensure satisfaction of all such withholding requirements, and shall execute all documents and take all action reasonably deemed necessary by the Company to ensure compliance with all such withholding requirements.

         4.       Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide to the Executive written notice in accordance with Paragraph 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after the receipt of such notice, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                          (i)       the continued failure of the Executive,
during any period after the one-year anniversary of the Effective Date, to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, but including a failure by Executive for any other reason to meet reasonable, material performance expectations that are not measured by Company economic performance, or that are not measured by unsatisfactory investment performance that is not specifically attributable primarily to Executive's acts or omissions), after a written demand for substantial performance is delivered to the Executive by the Board or its representative, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and which gives the Executive no fewer than 120 (one-hundred twenty) days to cure the deficiency noted therein; or


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                          (ii)      the willful engaging by the Executive in
illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or

                          (iii)     conviction of a felony (other than a traffic
related felony) or guilty or nolo contendere plea by the Executive with respect thereto; or

                          (iv)      a material breach by the Executive of any
material provision of this Agreement; provided that, if such breach is promptly curable, the Company shall not have the right to terminate Executive's employment for Cause pursuant to this Paragraph 4(b)(iv) unless Executive, having received written notice of the breach, fails to cure the breach within a reasonable time; or

                          (v)       a willful or reckless violation of a
material regulatory requirement, or of any material written Company policy or procedure, that is materially and demonstrably injurious to the Company; or

                          (vi)      Executive's failure to obtain or maintain,
or inability to qualify for, any license required for the performance of Executive's material job responsibilities, or the suspension or revocation of any such license held by the Executive.

                  (c) No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's act or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive his good faith and in the best interests of the Company.

                  (d)     Termination Procedures.

                          (i)       If the Company desires to terminate
Executive's employment for Cause pursuant to Paragraph 4(ii), (iii), (iv), (v) or (vi), above, the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) (a "Two-Thirds Board Vote"), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in Paragraph 4(ii), (iii), (iv),
(v) or (vi), above, and specifying the particulars thereof in detail.

                          (ii)       If the Company desires to terminate
Executive's employment for Cause pursuant to Paragraph 4(i), above, the cessation of employment of the Executive shall not be deemed to be for Cause due to Executive's failure to meet the Company's reasonable, material performance expectations that are not measured by the Company's economic performance or that


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are not measured by unsatisfactory performance that is not specifically attributable primarily to Executive's act or omissions, except pursuant to a resolution duly adopted by the affirmative vote of not less the entire membership of the Board (not including the Executive) less one (meaning, for example, that at least 11 of 12 Board Members, or at least 5 of 6, must vote in support of the resolution) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive failed to timely cure the performance deficiency in question.

                   (e) Good Reason. The Executive may terminate his employment for Good Reason and such a termination shall be treated as a termination "not for Cause." For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                          (i)       a significant and non-temporary reduction in
Executive's authority, title or duties, or the assignment to Executive of material duties that are inconsistent with Executive's position, in either case of a magnitude that changes the fundamental character of Executive's job to such an extent as to constitute a de facto demotion, and in either case excluding for this purpose any action not taken in bad faith and that is remedied by the Company promptly after receipt of notice hereof given by the Executive as provided in Paragraph 4(e), below, and in either case further excluding any reduction or change consisting of a mere change of the Company's organizational chart, and in either case further excluding any change in organizational structure or reporting relationships that is ordered or precipitated by any applicable regulator or judicial officer, or that is specified in any agreement between the Company and any regulator to resolve any pending dispute or regulatory enforcement proceeding;

                          (ii)      Executive's removal from the position of
President or Chief Investment Officer of the Company, or removal from the Company's senior-most management body (other than the Company's Board of Directors); or

                          (iii)     any material reduction in the overall value
of the Executive's compensation and benefits package, other than a reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive as provided in Paragraph 4(e), below, and excluding any reduction applicable equally to all Peer Executives, unless such reduction follows a Change of Control (as defined below) (in which case such a reduction would constitute Good Reason) or an extraordinary decline in the Company's earnings, share price or public image; provided that Good Reason shall include a non-consensual material reduction in the overall value of the Executive's compensation and benefits package that is applicable equally to all Peer Executives and that precedes a Change of Control and that follows an extraordinary decline in the Company's earnings, share price or public image if, but only if, in the reasonable opinion of the Compensation Committee the extraordinary decline in the Company's earnings, share price or public image relates to causes, events, conditions or circumstances that existed prior to the Effective Date; or

                          (iv)      any failure by the Company to comply with
and satisfy Paragraph 9(c) of this Agreement, excluding for this purpose any action not taken in bad faith and which is



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remedied by the Company promptly after receipt of notice hereof given by the
Executive as provided in Paragraph 4(e), below; or

                          (v)       any change in Executive's reporting
relationship that results in Executive's reporting to someone other than the Company's Chief Executive Officer or, under the circumstances contemplated in Paragraph 4(f)(i), below, to the Chairman of the Company's Board; or

                          (vi)      continuing, after reasonable notice from
Executive, to direct Executive to take any action that in Executive's good-faith, considered and informed judgment violates any applicable legal or regulatory requirement; or

                          (vii)     requiring Executive to relocate outside of
the New York metropolitan area (excepting only as anticipated in Paragraph 4(f)(iii), below).

         The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (i) through (vii) shall not affect the Executive's ability to terminate employment for Good Reason.

                  (e) Sunset on Right to Terminate for Good Reason. If circumstances arise giving Executive the right to terminate this Agreement for Good Reason, the Executive shall within 120 days notify the Company in writing of the existence of such circumstances, and the Company shall have an additional 30 days within which to investigate and remedy the circumstances, after which 30 days the Executive shall have an additional 60 days within which to exercise the right to terminate for Good Reason. If Executive does not timely do so the right to terminate for Good reason shall lapse and be deemed waived, and the Executive shall not thereafter have the right to terminate for Good Reason unless further circumstances occur giving rise independently to a right to terminate for Good Reason, in which case the provisions of this Paragraph 4(e) shall once again apply, but in which case no consideration shall be given to other, prior circumstances that precipitated a notice by Executive of a purported right to terminate for Good Reason.

                  (f) Termination By Executive Due to a Qualifying Reporting Change.

                           (i)     If, during the 6 (six) months following the
Effective Date, Mark Whiston ceases to serve as the Company's CEO and the Company requires Executive to report, during such six (6) month period, to someone other than Steve Scheid, in his capacity as the Chairman of the Board and/or, if applicable, CEO (collectively, a "Qualifying Reporting Change"), then Executive may terminate his employment due to a Qualifying Reporting Change and receive the benefits specified in this Paragraph 4(f).

                           (ii)    Notwithstanding any other provision of this
Agreement, Executive shall not have the right to terminate his employment due to a Qualifying Reporting Change:


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                                   (A)    earlier than 9 (nine) months, or later
than 12 (twelve) months (such three month period to be referred to herein as the "Transition Period"), following the date upon which the Qualifying Reporting Change became effective; or

                                   (B)    if the Company offers to Executive,
and Executive declines, employment as the Company's CEO to be effective no later than the end of the Transition Period and on terms and conditions substantially similar to those applicable, as of the Effective Date, to Mr. Whiston in his capacity as the Company's CEO (which terms shall include a requirement that Executive relocate to Colorado).

                           (iii)   If Executive terminates his employment due to
a Qualifying Reporting Change in conformity with this Paragraph 4(f), then the Company shall make the payments specified in Paragraph 5(a), below, and in addition, conditioned upon Executive's execution (and if applicable non-revocation) of a Conforming Legal Release (as defined in Paragraph 5(c), below), the Company shall:

                                   (A)    pay to the Executive, in a lump sum
and in cash, severance compensation in gross amount of $3.5 million, which shall be payable no later than ten (10) days after the Date of Termination; and

                                   (B)    for the 12 (twelve) months following
the Date of Termination, the Company shall continue to provide the benefits described in Paragraph 3(b)(xi) to the Executive and his spouse and dependents on the same basis such benefits were provided to the Executive immediately prior to the Date of Termination, and, if such benefits cannot be provided, a lump sum cash equivalent thereof, grossed-up for taxes (collectively "Welfare Benefits"); and

                                   (C)    Executive shall receive 1 (one) year
of accelerated vesting credit with respect to the awards set forth in Paragraph 3(b)(iv), 3(b)(v) and 3(b)(vi), above, all subject to and as limited by the terms of the agreement(s), certificate(s) and/or equity incentive plans underlying each such grant (except as expressly modified by this Agreement); and

                                   (D)    Executive shall be entitled to the
Accrued Benefits defined in paragraph 5(a), below, and any other compensation owed, earned or vested in or from prior years, all to the extent not yet paid, but shall not be deemed to have earned, and shall be ineligible to receive, any form of severance pay or other compensation or Company-provided benefit of any kind, expect as specified in this Paragraph 4(f)(iii).

                  (g) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, or by the Executive due to a Qualifying Reporting Change, shall be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which: (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause, or a Qualifying Reporting Change, shall not constitute a waiver of any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (h) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, or by the Executive due to a Qualifying Reporting Change, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5.       Obligations of the Company upon Termination.

                  (a) Upon any termination of Executive's employment, the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the "Accrued Obligations," which shall be the sum of:

                           (i)       the Executive's Annual Base Salary through
the Date of Termination; and

                           (ii)      any fully earned but as-yet unpaid Annual
Bonus with respect to the fiscal year of the Company prior to the Date of Termination.

                  (b) For purposes of this Agreement, "Change of Control" shall mean:

                           (i)       An acquisition by any Person of beneficial
ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 35% or more of either
(A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iii) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Paragraph 1(d); or

                           (ii)      A change in the composition of the Board
such that the individuals who, as of the first day of any two year period (the "Determination Date"), constitute the Board

(such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board as of any date prior to the second anniversary of the Determination Date; provided, however, for purposes of this Paragraph 1(d), that any individual who becomes a member of the Board subsequent to the effective date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other accrual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                           (iii)     Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination (the "Company Holders") will each beneficially own, directly or indirectly the outstanding shares of common stock and other voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions (relative to the other Company Holders) as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination; and
(C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or

                           (iv)      The approval by the stockholders of the
Company of a complete liquidation or dissolution of the Company.

         For purposes of this definition, "person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

                  (c) Severance Pay. If, during the Employment Period, the Company terminates the Executive's employment other than for Cause, death or Disability, or the Executive terminates his employment for Good Reason pursuant to Paragraph 4(c)(i)(vii) (but, for clarity, not if Executive terminates his employment due to a Qualifying Reporting Change), then, conditioned upon Executive's execution (and if applicable non-revocation) of a legal release in a form reasonably satisfactory to Company in its discretion (but not in any event imposing upon Executive any restrictive covenant different than those set forth in Paragraph 8, below) upon Executive and drafted and executed so as to ensure a final, complete and enforceable release of all claims that Executive has or may have against Company relating to or arising in any way from Executive's employment with Company and/or the termination thereof (but excepting claims for indemnification or defense, whether under contract or otherwise), and complete and continuing confidentiality of Company's proprietary information and trade secrets, and, at the Company's discretion, the circumstances of Executive's separation from Company and/or compensation received by Executive in connection with that separation (collectively, a "Conforming Legal Release"), the Company shall:

                           (i)       pay to the Executive, in a lump sum,
severance compensation in an amount equal to the amount that Executive would have earned under Paragraphs 3(b)(i) and 3(b)(ii), above, if Executive had remained employed through the end of the Initial Term, if applicable, any then-current Renewal Period, and it shall be assumed that Executive has attained or will attain all 162(m) performance targets and without application of a negative discretionary factor. Without limiting the generality of the foregoing and for purposes of illustration only, if Executive's employment is terminated eighteen months after the Effective Date under circumstances that entitle Executive to severance pay under this Paragraph, then the amount of severance pay to be paid to Executive will equal 1.5 multiplied by the sum of Executive's then-current Annual Base Salary plus Executive's then-current Annual Bonus target; and

                           (ii)      for the a period commencing on the Date of
Termination and concluding on the final day of the Initial Period, or, if applicable, any then-current Renewal Period, the Company shall continue to provide the benefits described in Paragraph 3(b)(xi) to the Executive and his spouse and dependents on the same basis such benefits were provided to the Executive immediately prior to the Effective Date, and, if such benefits cannot be provided, a lump sum cash equivalent thereof, grossed-up for taxes (collectively "Welfare Benefits"); and

                           (iii)     all unvested cash and equity long-term
incentive award and other incentive awards granted to the Executive, including without limitation unvested shares of JNS restricted stock, unvested options to purchase JNS stock, and awards consisting of unvested mutual fund share allocations, including without limitation the Share Award and the grants made pursuant to Paragraph 3(b)(iii), 3(b)(iv), 3(b)(v) and 3(b)(vi) shall immediately vest and/or be paid, as applicable, in full, it shall be assumed that Executive has attained or will attain all applicable 162(m) performance targets and without application of a negative discretionary factor, and any stock options shall, from and after such vesting, remain exercisable for the remainder of their respective terms, subject to and as limited by the terms of the agreement(s), certificate(s) and/or equity incentive plans underlying each such grant; and

                           (iv)      to the extent not theretofore paid or
provided, the Company shall timely pay or provide to the Executive any Other Benefits (as defined in Paragraph 6); and

                           (v)       the severance pay described in the
foregoing clauses (i), (ii), (iii) and (iv) shall be paid in a lump sum in cash (as applicable) on the later of (A) any day within the first 30 days following the Date of Termination, or (B) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the severance pay described above is not subject to the deduction limitations of Section 162(m).

                  (e) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall provide the Executive's estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits (as defined in Paragraphs 5 and 6) and shall provide the Welfare Benefits to the Executive's spouse and dependents for a three-year period commencing as of the Date of Termination, and shall have no other severance obligations under this Agreement. In addition, all Retention and Incentive Awards shall be treated as described in Paragraph 5(c)
(iii), above. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Paragraph 5(e) shall include, and the Executive's estate and /or beneficiaries shall be entitled to receive, benefits at least equal to death benefits as in effect on the date of the Executive's death with respect to Peer Executives of the Company and their beneficiaries.

                  (f) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall provide the Executive with the Accrued Obligations and the timely payment or provision of the Other Benefits (as defined in Paragraph 5 and 6) and the provision of Welfare Benefits to the Executive, his spouse and dependents for a three- year period commencing as of the Date of Termination. All Retention and Incentive Awards shall be treated as described in Paragraph 5(c)(iii), above. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term "Other Benefits" as utilized in this Paragraph 5(f) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to Peer Executives of the Company and their families.

                  (g) Cause; Other than for Good Reason. If the Company terminates Executive's employment for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations (as defined in paragraph 5(a)) and the Other Benefits (as defined in Paragraph 6), in each case to the extent theretofore unpaid. In the event of a termination for cause under 4(b)(1), the Executive shall receive the compensation set forth in 3(b)(i)(ii)(iii)(iv)(v) and (vi), without forfeiture, the accrued obligations, and, upon signing a release, the severance in 5(c)(i).

                  (h) At the end of the Employment Period or thereafter. If the Executive's employment shall terminate at the end of the Employment Period by virtue of the expiration of this Agreement or for any other reason thereafter, the Company shall pay to the Executive the

Accrued Obligations; any accrued and unpaid vacation, if any; and the Other Benefits (as defined in Paragraph 6), in each case to the extent theretofore unpaid.

                  (i) Excise Tax. Notwithstanding any other language to the contrary in this Agreement or in this Paragraph 5, the Company shall not be obligated to pay and shall not pay that portion of any payment or distribution in the nature of compensation within the meaning of Section 280G(b)(2) of the Code to the benefit of the Executive otherwise due or payable the Executive under this Agreement or this Paragraph 5 if that portion would cause any excise tax imposed by Section 4999 of the Code to become due and payable by the Executive.

         6. Non-exclusivity of Rights. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor shall anything herein limit or otherwise negatively affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts that are vested benefits, consisting of any compensation previously deferred by the Executive, or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination ("Other Benefits") shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding any other provision of this Agreement, the Executive shall not be entitled to receive any payments or benefits under any severance program other than that which are described and anticipated under this Agreement or under any Change of Control Agreement.

         7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to any lawful indebtedness owed by the Executive to the Company. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

         8.       Restrictive Covenants.

                  (a) The Executive acknowledges that his employment as a senior officer of the Company creates a relationship of confidence and trust between the Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. The Executive further acknowledges the highly competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this Paragraph 8 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions would cause substantial and irreparable injury to the Company.

                  (b)      Protection of Confidential Information.

                           (i)      Definition of "Confidential Information."
"Confidential Information" means all nonpublic information (whether in paper or electronic form, or contained in Executive's memory, or otherwise stored or recorded) relating to or arising from Company's business, including, without limitation, trade secrets used, developed or acquired by Company in connection with its business. Without limiting the generality of the foregoing, "Confidential Information" shall specifically include all information concerning the manner and details of Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed, written or electronic material generated or used in connection with Company's business; Company's business plans and strategies; the identities of Company's customers and the specific individual customer representatives with whom Company works; the details of Company's relationship with such customers and customer representatives; the identities of distributors, contractors and vendors utilized in Company's business; the details of Company's relationships with such distributors, contractors and vendors; the nature of fees and charges made to Company's customers; nonpublic forms, contracts and other documents used in Company's business; all information concerning Company's employees, agents and contractors, including without limitation such persons' compensation, benefits, skills, abilities, experience, knowledge and shortcomings, if any; the nature and content of computer software used in Company's business, whether proprietary to Company or used by Company under license from a third party; and all other information concerning Company's concepts, prospects, customers, employees, agents, contractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements. "Confidential Information" does not include information that is in the public domain through no wrongful act on the part of Executive, nor does it include information, knowledge and know-how already within Executive's possession or memory before the Effective Date. In the event of a dispute concerning whether Executive had Confidential Information within his possession or memory before the Effective Date, the Company shall have the burden of proving that the Confidential Information in question was not in the Executive's memory before the Effective Date, and that Executive used or disclosed such Confidential Information in violation of this Agreement.

                           (ii)     Executive's Use of Confidential Information.
Except in connection with and in furtherance of Executive's work on Company's behalf, Executive shall not, without Company's prior written consent, at any time, directly or indirectly: (i) use any Confidential Information for any purpose; or (ii) disclose or otherwise communicate any Confidential Information to any person or entity.

                           (iii)    Records Containing Confidential Information.
"Confidential Records" means all documents and other records, whether in paper, electronic or other form, that contain or reflect any Confidential Information. All Confidential Records prepared by or provided to Executive are and shall remain Company's property. Except in connection with and in furtherance of Executive's work on Company's behalf or with Company's prior written consent, Executive shall not, at any time, directly or indirectly: (i) copy or use any Confidential Record for any purpose; or (ii) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any person or entity. Upon the termination of Executive's employment with Company, or upon Company's request, Executive shall immediately deliver to Company or its designee (and shall not keep in Executive's possession or deliver to any other person or entity) all Confidential Records and all other Company property in Executive's possession or control

                   (c) During the Executive's employment with the Company, and for a period of one year following the Date of Termination for any reason, the Executive shall not (nor shall the Executive cause, encourage or provide assistance to, anyone else to):

                           (i)      Interfere with any relationship which may
exist from time to time between the Company, or any affiliate of the Company, and any of its employees, consultants, agents or representatives; or

                           (ii)     Employ or otherwise engage, or attempt to
employ or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company, or any person who was employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company within the six month period immediately preceding the Executive's termination; or

                           (iii)    Solicit directly or indirectly on behalf of
the Executive or a Competitive Business, the customer business or account of any investment advisory or investment management client to which the Company or any affiliate of the Company shall have rendered service during the six month period immediately preceding the Executive's termination; or

                           (iv)     Directly or indirectly divert or attempt to
divert from the Company or any affiliate of the Company any business in which the Company or any affiliate of the Company has been actively engaged during the term hereof or interfere with any relationship between the Company, or any affiliate of the Company, and any of its clients.

                  (d) "Competitive Business" means any business which provides investment advisory or investment management services. For the purposes of this Paragraph 8, "affiliate" means any corporation, partnership, limited liability company, trust, or other entity which controls, is controlled by or is under common control with the Company.

                  (e) For clarity and without limiting the generality of the foregoing, this Agreement shall not be applied so as to prohibit Executive from returning, at any time, to work for Goldman Sachs Asset Management, Alliance Bernstein or any other financial services business or financial institution, public or private, so long as, in performing services for such a subsequent employer, Executive complies with his obligations, under Paragraph 8(b), above, to refrain from misusing or disclosing the Company's Confidential Information," interfering with the Company's human resource and business relationships, and diverting Company business opportunities, all as detailed in Paragraph 8(b), above.

                  (f) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Paragraph 8 is unenforceable, it is the intention of the parties that this Paragraph 8 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Paragraph 8 in the jurisdiction of the court that has made the adjudication.

                  (g) The Executive acknowledges that the restrictive covenants of Paragraph 8 are reasonable and that irreparable injury will result to the Company and to its business and properties in the event of any breach by the Executive of any of those covenants, and that the Executive's continued employment is predicated on the commitments undertaken by the Executive pursuant to Paragraph 8. In the event any of the covenants of Paragraph 8 are breached, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever.

         9.       Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by Will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly, and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10.      Indemnification and Directors and Officers' Insurance.

                  (a)      Scope of Indemnification.

                           (i)      General Indemnification The Company shall
indemnify and defend the Executive to the fullest extent permitted under Delaware law (including without limitation the Delaware Corporation law and the Company's Certificate of Incorporation and By Laws) from and against any expenses (including but not limited to attorneys' fees, expenses of investigation and preparation and fees and disbursements of the Executive's accountants or other experts), judgments, fines, penalties and amounts paid in settlement (collectively "Indemnified Liabilities") actually and reasonably incurred by the Executive in connection with any proceeding in which the Executive was or is made party or was or is involved (for example, as a witness) by reason of the fact the Executive was or is employed by the Company.

                           (ii)     Special Indemnification. In addition to
Executive's rights to indemnification as set forth above and in the by laws of the Company, the Company shall indemnify Executive and hold Executive harmless from and against any and all liabilities, suits, claims, actions, causes of action, judgments, settlements, debts and expenses (including attorneys fees) of any kind whatsoever and arising from and in connection with any events that occurred at the Company prior to the commencement of Executive's employment on the Effective Date (collectively, "Preexisting Matters"); provided that with respect to Indemnified Liabilities relating to or arising from Executive's acts and omissions following the Effective Date, whether or not such Indemnified Liabilities related in whole or part to any Preexisting Matter, Executive shall be entitled to indemnification only as specified in Paragraph 10(a)(i), above, and not under the provisions of this Paragraph 10(a)(ii), which shall apply only to claims and liabilities arising from events, acts and omissions in which Executive played no role because they predated his employment by the Company.

                  (b)      Indemnification Limitations and Procedures.

                           (i)      Such indemnification is subject to:

                                    (A)     the indemnifying party promptly
receiving written notice that a claim or liability has been asserted or threatened ("Notice of Claim"); and

                                    (B)     the indemnified party providing
reasonable cooperation and assistance in the defense or settlement of a claim;
and

                                    (C)     the indemnifying party being
afforded the opportunity to have the sole control over the defense or settlement of such claim or liability.

                           (ii)     Unless within ten days after receiving the
Notice of Claim, the indemnifying party notifies in writing the indemnified party of its intent to defend against such claim or liability, the indemnified party may defend, settle and/or compromise any such claim or liability, and be indemnified for all losses resulting from such defense, settlement and/or compromise. Any indemnified party also may participate in such defense at its own cost and expense.

                           (iii)    Such indemnification shall continue as to
the Executive during the Employment Period and for ten years from the Date of Termination with respect to acts or omissions which occurred prior to his cessation of employment with the Company and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any proceeding covered by this provision within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (c) The Company agrees to continue and maintain directors' and officers' liability insurance policies covering the Executive to the extent that the Company provides such coverage for its other executive officers. Such insurance coverage shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company with respect to acts or omissions which occurred prior to his cessation of employment with the Company. Not withstanding the foregoing, however, if the Company shall cease to maintain directors' and officers' liability insurance policies covering the Executive and other executive officers by reason of: (i) a consolidation, merger, sale or other reorganization of the Company; (ii) any person or entity or group of persons or entities acting in concert acquiring management control of the Company; or (iii) the insurers providing such insurance canceling or refusing to renew such insurance, then the Executive shall have coverage only to the extent provided in any run-off policies extending the period during which the Company or the Executive may give the insurers notice of a claim under the termination directors' and officers' liability insurance policies. The Company shall take all reasonable actions to ensure that it obtains such run-off policies and that such run-off policies extend the claims reporting period through any applicable statutes of limitations, but nothing in this section shall obligate the Company to obtain extraordinary insurance coverage for the Executive. Insurance contemplated under this Paragraph 10(c) shall inure to the benefit of the Executive's heirs, executors and administrators.

         11.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect, This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:   At the most recent address on
                                                  file at the Company,

                           And with a copy to:

                            Steven Eckhaus
                            Eckhaus & Olson
                            230 Park Avenue
                            New York, NY 10169
                            (212) 986-6200
                            sge@eckhausolson.com

                           If to the Company:

                           Janus Capital Group Inc.

                           151 Detroit Street
                           Denver, Colorado 80206
                           Attn.:  General Counsel

         or to such other address as either party shall have furnished to the other in writing in accordance herewith, Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) In the event of any dispute relating to or arising from this Agreement, the party substantially prevailing shall recover from the other party its costs, including reasonable attorneys' fees.

                  (g) In the event of any dispute relating to or arising from this Agreement, the forum in which the dispute shall be tried shall be determined by the judge assigned to the first-filed such action, who shall resolve the dispute in accordance with the law generally governing such matters but who also shall give particular emphasis to the location of relevant witnesses, records and events, and who shall presume that each party has adequate economic and other resources to litigate this matter fully and fairly in any otherwise appropriate forum.

                               [SIGNATURES FOLLOW]


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





Gary Black                                      Janus Capital Group Inc.





Signed: /s/ GARY BLACK                          By: /s/ MARK B. WHISTON
       ------------------------------              -----------------------------


Date: March 12, 2004                            Date: March 12, 2004
     --------------------------------                ---------------------------
















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